UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 26, 2020

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8176 Park Lane Dallas, Texas	75231
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 214-445-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	KOS	New York Stock Exchange London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On June 26, 2020, Kosmos Energy Gulf of Mexico Operations, LLC (“Kosmos GOM”), a subsidiary of Kosmos Energy Ltd. (“Kosmos Energy”), and Trafigura Trading LLC (“Trafigura”) entered into a Prepayment Agreement (the “Prepayment Agreement”) for up to $200 million of crude oil sales related primarily to a portion of Kosmos GOM’s 2022 and 2023 production, with $150 million committed by Trafigura.

As provided in the Prepayment Agreement, the following is a summary of the key terms:

•	Prepayments: Trafigura agrees to initially pay Kosmos GOM $50 million (the “Initial Prepayment”) for the purchase of crude oil from Kosmos GOM. The volume of crude oil that Kosmos GOM will sell to Trafigura per month will be determined in accordance with the volumetric calculation model described in the Prepayment Agreement (the “Volume Model”). Kosmos GOM and Trafigura will obtain crude oil pricing and all other information necessary to provide the inputs into the Volume Model, which include the then-current price per barrel of crude oil based on market pricing, hedging assumptions, charges on the prepayments, and a buffer threshold.

Additionally, upon the satisfaction of certain conditions provided in the Prepayment Agreement, Kosmos GOM may elect for Trafigura to prepay for two additional prepayment tranches of crude oil in the amount of $100 million on September 30, 2020 (the “First Additional Prepayment”) and $50 million on or before March 31, 2021 (the “Second Additional Prepayment,” and together with the First Additional Prepayment, the “Additional Prepayments”). The Additional Prepayments together with the Initial Payment are referred to herein as the “Prepayments.” If any portion of the Additional Prepayments is remitted to Kosmos GOM, the total volume of crude oil that Kosmos GOM will sell to Trafigura shall be recalculated in accordance with Volume Model. Kosmos GOM will sell and deliver crude oil to Trafigura each month for no more than 60 months following the funding of the Initial Prepayment, such final delivery date being the “Final Delivery Date.”

•	Crude Oil Volumes: Based upon the price per barrel of crude as of June 26, 2020, the volume of crude oil that would be deliverable to Trafigura for the Initial Prepayment of $50 million is estimated at two (2) million barrels, largely produced in 2022 and 2023; provided, however, that in the event that, prior to the Final Delivery Date, the market value of the crude oil volumes delivered in consideration for the Initial Prepayment (the “Delivered Value”) is equal to $57.5 million, the obligations of Kosmos GOM will be considered fully satisfied and no additional volumes will be required to be delivered to Trafigura with respect to the amount of the Initial Prepayment.

Further, if Kosmos GOM elects to receive any portion of the Additional Prepayments, then the total volume of crude oil to be sold shall be recalculated by the Volume Model using the amount of Additional Prepayments remitted, plus any remaining volumes to be delivered with respect to the Initial Prepayment. If Additional Prepayments are made, then maximum valuation thresholds will be calculated for such Additional Prepayments. Upon Trafigura receiving the Delivered Value in the amount of such thresholds, then the obligations of Kosmos GOM will be considered fully satisfied with respect to the amount of such Additional Prepayments, and no additional volumes will be required to be delivered to Trafigura.

•	Marketing Agreements: Additionally, Kosmos Energy has agreed to enter into two crude oil marketing agreements with Trafigura: the first to commence in the fourth quarter of 2020 and effective for an initial term of thirty-three (33) months, and the second commencing in the first quarter of 2021 and effective for an initial term of eighteen (18) months, in each case, subject to certain considerations that may either reduce or extend such initial terms. The marketing agreements shall provide that Trafigura will market certain of Kosmos Energy’s entitlements in its offshore Ghana producing assets.

•	Certain Liquidity Ratios: During the term of the Prepayment Agreement, Kosmos Energy will be required to maintain certain ongoing ratios, including, but limited to, maintenance of (a) a liquidity ratio calculated as the ratio of (1) the sum of (A) projected revenues of Kosmos Energy from the sale of hydrocarbons over the four quarters beginning on or after the calculation date, (B) the expected income from hedges then in effect (but not less than zero), (C) its cash balance as of the calculation date, and (D) the amount of the Prepayments available under the Prepayment Agreement and any other committed sources of capital of Kosmos Energy, to (2) the sum of all forecast cash costs of Kosmos Energy over the four quarters beginning on or after the calculation date (subject to a minimum threshold of 1.20 to 1.00) (the “Guarantor Liquidity Ratio”), and (b) a liquidity ratio calculated as the ratio of (1) net cash flow of Kosmos GOM over the immediately succeeding six (6) months from the sale of the volumes of crude oil using certain agreed pricing metrics and models set forth in the Prepayment Agreement, to (2) the portion of the Prepaid Value to be delivered to Trafigura as determined by the Volume Model for the same six (6) month period (subject to a minimum threshold of 1.50 to 1.00) (the “GoM Liquidity Ratio”). The Guarantor Liquidity Ratio shall be tested as of the last day of each calendar quarter and the GoM Liquidity Ratio shall be tested as of the date of the Prepayment Agreement, the First Additional Prepayment, the Second Additional Prepayment, the last day of each calendar quarter and upon the incurrence of any debt obligations by Kosmos GOM.

•	Security Interest and Guarantees: As a condition to Trafigura’s obligations, Kosmos GOM will grant a mortgage interest in certain specified production fields located in the Gulf of Mexico, and Kosmos Energy has executed a performance guarantee to guarantee the crude oil delivery obligations of Kosmos GOM under the Prepayment Agreement and certain ancillary transaction documents entered into pursuant to the Prepayment Agreement. Trafigura Group PTE. Ltd., a parent company of Trafigura, has also executed an On-Demand Guarantee for the benefit of Kosmos GOM to guarantee the obligations of Trafigura under the Prepayment Agreement and certain ancillary transaction documents entered pursuant to the Prepayment Agreement.

•	Delivery Prior to Final Delivery Date: Kosmos GOM will be required to deliver all of the production prior to the Final Delivery Date upon the occurrence of any of the following: (1) a change of control of Kosmos Energy or Kosmos GOM, (2) the unenforceability or invalidity of the underlying crude oil sales contracts or the Prepayment Agreement, or (3) imposition of sanctions against Kosmos Energy or Kosmos GOM.

The foregoing description of the Prepayment Agreement is not complete and is qualified in its entirety by reference to the text of the Prepayment Agreement, a copy of which will be filed as an exhibit to Kosmos Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference to this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2020

KOSMOS ENERGY LTD.

By:	/s/ Jason E. Doughty
Jason E. Doughty
Senior Vice President, General Counsel and Corporate Secretary